SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 22, 2019
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01      Other Events

Principal Financial Group, Inc. (the “Company”) has received notice of an unsolicited “mini-tender” offer by Baker Mills LLC (“Baker Mills”) to purchase up to 150,000 shares of the Company’s common stock. The offer price of $36.00 per share is approximately 29 percent lower than the $50.79 per share closing price for the Company’s common stock on February 15, 2019, the last trading date before the February 18, 2019 offer date. The shares subject to Baker Mills' offer represent approximately 0.05 percent of the shares of the Company’s outstanding common stock as of the date of the offer. This is the seventh such offer (not including three amended offers) Baker Mills made to Company shareholders.

The company does not endorse Baker Mills' unsolicited mini-tender offer and is not associated in any way with Baker Mills, its mini-tender offer, or its mini-tender offer documents.

On February 22, 2019, the Company issued the press release attached to this Report as Exhibit 99, informing its shareholders that the Company does not endorse Baker Mills unsolicited mini-tender offer and recommending that shareholders not tender their shares to Baker Mills. Shareholders who have already tendered their shares may withdraw them at any time prior to the expiration of the offer, in accordance with Baker Mills' offering documents. Baker Mills' offer is currently scheduled to expire at 8:00 p.m., Eastern time, on Tuesday, March 26, 2019. Additional information concerning mini-tender offers is included, or referred to, in the attached press release.

Item 9.01      Financial Statements and Exhibits

99	Press Release Principal Financial Group, Inc. dated February 22, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ John Egan
Name: John Egan
Title: Vice President - Investor Relations

Date: February 25, 2019